AMENDMENT TO THE
ETF SERIES SOLUTIONS
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the 31st day of July, 2014, to the Fund Administration Servicing Agreement, dated as of May 16, 2012, as amended (the "Agreement"), is entered into by and between ETF SERIES SOLUTIONS, a Delaware statutory trust (the "Trust") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add funds; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the exhibits and add the following series to the ETF Series Solutions:

Exhibit E, the Deep Value ETF, is hereby added and attached hereto.

Exhibit F, the Falah Russell-Ideal Ratings U.S. Large Cap ETF, is hereby added and attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ETF SERIES SOLUTIONS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Michael D. Barolsky	By: /s/ Michael L. Ceccato

Name: Michael D. Barolsky	Name: Michael L. Ceccato

Title: Secretary	Title: Senior Vice President

Exhibit E to the ETF Series Solutions Fund Administration Servicing Agreement

Name of Series
Deep Value ETF

Base Fee for Accounting, Administration, Transfer Agent/Shareholder & Account Services at July, 2014 -

The following reflects the greater of the basis point fee or minimum per fund-

Admin/Accounting/TA	Basis Points on AUM			Annual Minimum per Fund
	$ [---]	+$ [---]	+$ [---]	$ [---]
	[---]	[---]	[---]

  Note: MLP Funds pricing may vary from the above annual fees and are TBD per investment strategy

The Following Services and Associated Fees are in Addition to the Base Fee-

Pricing Services**
▪	$ [---] - Domestic Equities, Options, ADRs
▪	$ [---] – Foreign Equities
▪	$ [---] – Domestic Corporate/Convertible/Gov’t/Agency Bonds, Futures, Forwards, Currency Rates, Mortgage Backed Securities
▪	$ [---] - CMOs, Municipal Bonds, Money Market Instruments, Foreign Corporate/Convertible/Gov’t/Agency
                   Bonds, Asset Backed Securities, High Yield Bonds
▪	$ [---] - Bank Loans
▪	$ [---] - Credit Default Swaps
▪	$ [---] - Swaptions, Index Swaps
▪	$ [---] - Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps

Corporate Action & Manual Pricing Services
▪	$ [---] /Foreign Equity Security per Month for Corporate Action Service
▪	$ [---] /Domestic Equity Security per Month for Corporate Action Service
▪	$ [---] /Month Manual Security Pricing (>10/day)

ESS Trust Chief Compliance Officer Annual Fee
▪	$ [---] for the first fund*
▪	$ [---] for each additional fund*
▪	$ [---] per sub-advisor per fund*
*subject to change and approval by on ESS Board of Directors

Exhibit E (continued) to the ETF Series Solutions Fund Administration Servicing Agreement

Section 15(c) Reporting

Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements:

▪	$ [---] /fund per report – first class
▪	$ [---] /additional class report

Ongoing Annual Legal Administration Services
Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements:
▪	[---] /additional minimum

Out-Of-Pocket Expenses
Including but not limited to corporate action services, fair value pricing services, factor services, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor and sub-advisor facilities.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are calculated pro rata and billed monthly.

Exhibit E (continued) to the ETF Series Solutions Fund Administration Servicing Agreement

The Following Supplemental Services and Associated Fees are Optional-

Daily Compliance Services (Charles River)
▪	Base fee – $ [---] /fund per year
▪	Setup – $ [---] /fund group

Fair Value Services (Charged at the Complex Level)**
The lesser of…
▪	$ [---] per Fund
▪	Or $ [---] on the First 100 Securities and $ [---] on the balance of Securities
NOTE: Prices above are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change.
             Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type which may result in additional fees.
             All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

Non-Standard Intraday Indicative Value (IIV) Calculation
▪	Negotiated based upon specific requirements

Customized Benchmarking
▪	Negotiated based upon specific requirements

Additional Services Provided and Negotiated Upon Client Request.

Exhibit F to the ETF Series Solutions Fund Administration Servicing Agreement

Name of Series
Falah Russell-Ideal Ratings U.S. Large Cap ETF

Base Fee for Accounting, Administration, Transfer Agent/Shareholder & Account Services at July, 2014. The following reflects the greater of the basis point fee or minimum per fund-

Admin/Accounting/TA	Basis Points on AUM			Annual Minimum per Fund
	$ [---]	+$ [---]	+$ [---]	$ [---]
	[---]	[---]	[---]

  Note: MLP Funds pricing may vary from the above annual fees and are TBD per investment strategy
The Following Services and Associated Fees are in Addition to the Base Fee-
Pricing Services**
▪	$ [---] - Domestic Equities, Options, ADRs
▪	$ [---] – Foreign Equities
▪	$ [---] - Domestic Corporate/Convertible/Gov’t/Agency Bonds, Futures, Forwards, Currency Rates, Mortgage Backed Securities
▪	$ [---] - CMOs, Municipal Bonds, Money Market Instruments, Foreign Corporate/Convertible/Gov’t/Agency
                   Bonds, Asset Backed Securities, High Yield Bonds
▪	$ [---] - Bank Loans
▪	$ [---] - Credit Default Swaps
▪	$ [---] - Swaptions, Index Swaps
▪	$ [---] - Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps

Corporate Action & Manual Pricing Services
▪	$ [---] /Foreign Equity Security per Month for Corporate Action Service
▪	$ [---] /Domestic Equity Security per Month for Corporate Action Service
▪	$ [---] /Month Manual Security Pricing (>10/day)

Fair Value Services (Charged at the Complex Level)**
The lesser of…
▪	$ [---] per Fund
▪	Or $ [---] on the First 100 Securities and $ [---] on the balance of Securities
NOTE: Prices above are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change.
            Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

ESS Trust Chief Compliance Officer Annual Fee
▪	$ [---] for the first fund*
▪	$ [---] for each additional fund*
▪	$ [---] per sub-advisor per fund*
*subject to change and approval by on ESS Board of Directors

Out-Of-Pocket Expenses
Including but not limited to corporate action services, fair value pricing services, factor services, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor and sub-advisor facilities.

*Subject to annual CPI increase, Milwaukee MSA.

Fees are calculated pro rata and billed monthly.
Exhibit F (continued) to the ETF Series Solutions Fund Administration Servicing Agreement at July, 2014

The following Supplemental Services and Associated Fees are Optional-

Ongoing Annual Legal Administration Services
Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements:
▪	[---] /additional minimum

Daily Compliance Services (Charles River)
▪	Base fee – $ [---] /fund per year
▪	Setup – $ [---] /fund group

Non-Standard Intraday Indicative Value (IIV) Calculation
▪	Negotiated based upon specific requirements

Customized Benchmarking
▪	Negotiated based upon specific requirements

Additional Services Provided and Negotiated Upon Client Request.

Advisor’s Signature below acknowledges approval of the fee schedules on these Exhibits E and F.

Exchange Traded Concepts, LLC

By: /s/ J. Garrett Stevens

Printed Name: J. Garrett Stevens

Title: CEO                                                         Date:  8/7/14